VARIAN ASSOCIATES, INC.
                      EVALUATION AND DEVELOPMENT AGREEMENT WITH
                                    COMPUMED, INC.
                 FOR THE AMORPHOUS SILICON IMAGING DEVELOPMENT SYSTEM

     This Evaluation and Development Agreement ("Agreement") is entered into on November 21, 1996 ("Effective Date"), between Varian Associates, Inc., through its Imaging Products business, located at 3075 Hansen Way, Palo Alto, California 94304 (collectively "VARIAN") and CompuMed, Inc. having its principal place of business at 1230 Rosecrans Avenue, Suite 1000, Manhattan Beach, CA 90266 ("COMPANY").

     WHEREAS, VARIAN is in the business of developing and manufacturing x-ray imaging systems incorporating a large-area amorphous silicon sensor array for use primarily in the medical field and has developed an evaluation and demonstration system currently designated as VIP-540X/ARM;

     WHEREAS, COMPANY is a medical systems company and has technical knowledge and expertise that is valuable in evaluating and testing the performance of x-ray imaging systems; and

     WHEREAS, VARIAN and COMPANY desire to enter into an agreement to evaluate and test the performance characteristics of the VIP-540X/ARM to further its development by VARIAN, as well as to allow for interface development by COMPANY.

     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, VARIAN and COMPANY agree as follows:


                               SECTION 1 - DEFINITIONS
                               -----------------------

     1.1 "Imaging System" means VARIAN's prototype large-area amorphous silicon sensor x-ray imaging development system designated as the VIP-540X/ARM.

     1.2 "Clinical Use" means use involving: (i) the direct observation of patients; (ii) the diagnoses of disease or other conditions in humans or other animals; or (iii) the cure, mitigation, therapy, treatment, treatment planning, or prevention of disease in humans or other animals to affect the structure or function thereof.

     1.3 "Non-Commercial Use" means activities by a Party that are unrelated to the marketing or sale of products or services.

     1.4 "Party" and "Parties" mean VARIAN and/or COMPANY, singly or collectively.

     1.5 "Test(s)" and "Testing" means all activities performed by COMPANY, its agents or third parties, in cooperation with VARIAN under this Agreement relating to the evaluation, characterization, testing and/or development of the Imaging System. The Test to be tentatively performed are described in Exhibit B.

     1.6 "Test Results" means all data and information, including, without limitation, any notes, records, logs, designs, drawings, methods,procedures, apparatus, hardware and any modification and/or improvement thereof resulting from or related to the Tests.


                           SECTION 2 - TERMS AND CONDITIONS
                           --------------------------------

     2.1  Evaluation and Testing
          ----------------------

     VARIAN shall transfer and deliver to COMPANY a total of 1 Imaging System, as describe in Exhibit A, for the purpose of conducting Tests during the term of this Agreement. COMPANY will notify VARIAN as to the location(s) where the Testing of the Imaging System is to be conducted. COMPANY shall not transfer and/or deliver the Imaging System to a third party without the prior written approval of VARIAN, and any such transfer must be accompanied by a written agreement obligating such third party to terms that are substantially similar to those set forth herein.

     VARIAN agrees to maintain the Imaging System in an operable condition by providing service as needed, to COMPANY during the term of this Agreement and to support the Testing and evaluation activities being conducted by COMPANY.

     COMPANY shall Test all functions and features of the Imaging System at no cost to VARIAN, and shall provide the personnel, technical equipment and resources necessary to generate the Test Results. COMPANY shall not permit any third party to participate in conducting any of the Tests without the prior written approval of VARIAN.

     COMPANY agrees to provide VARIAN a written report describing the Tests and summarizing the Test Results, as well as provide evaluations and conclusions on at least a quarterly calendar basis, and to make recommendations to modify or improve the Imaging System as it deems appropriate. VARIAN will review all reports submitted by COMPANY relating to the Tests and, at its sole discretion, will provide comments thereon.

     COMPANY agrees to cooperate with VARIAN in carrying out and evaluating the Tests and shall comply fully with the terms of this Agreement. VARIAN and COMPANY will meet on a "as needed" basis.


                             SECTION 3 - CONFIDENTIALITY
                             ---------------------------

     3.1  Confidentiality
          ---------------

     The Imaging System and Test Results shall be considered the confidential and proprietary property of VARIAN. COMPANY agrees to treat the Imaging System and Test Results as confidential under this Agreement and to protect the Imaging System and Test Results against public disclosure to the same extent that it protects its own proprietary information of like nature. COMPANY may use Test Results only for purposes of analyzing and processing the performance characteristics of the Imaging System, and shall not publish, sell, or make available the Test Results, or any portion thereof, without first obtaining the express written permission of VARIAN. Any transfer of the Imaging System by Company to a third party shall require the express assumption of the obligations of this Section 3 by such third party.

     3.2  Exclusions
          ----------
     The provisions of confidentiality of this Section shall not apply to any portion of the Test Results which: (a) corresponds in substance to that developed by COMPANY prior to its receipt of or access to the same, directly or indirectly, from VARIAN; (b) at the time of disclosure is, or thereafter becomes, through no act or failure to act on COMPANY'S part, generally known on a non-confidential basis in the x-ray tube industry; or
     (c) which corresponds in substance to information heretofore or hereafter furnished to COMPANY by others as a matter of right without restriction on disclosure.

     3.3  Public Announcements/News Releases. Neither Party shall issue any news
          ----------------------------------
     release, public announcement, advertisement, or any other form of publicity concerning the Imaging System or this Agreement without obtaining the prior written approval from the other Party.


                       SECTION 4 - PATENT AND TECHNOLOGY RIGHTS
                       ----------------------------------------

     COMPANY agrees that VARIAN shall own and retain exclusive title and all rights to all technology, inventions, processes, systems, methods copyrights, and other intellectual property, whether patentable or unpatentable, which is: (a) a modification, improvement, additions or derivative work of the Imaging System: and/or (b) developed solely or jointly from the conception or efforts of VARIAN employees or obligated agents.


                         SECTION 5 - WARRANTY AND DISCLAIMER
                         -----------------------------------

     VARIAN warrants that it has the right to transfer title to the Imaging System. VARIAN makes no other warranty of any kind with respect to the Imaging System, and disclaims any implied warranties of merchantability or fitness for any particular purpose. THE IMAGING SYSTEM IS PROVIDED "AS IS."


                                SECTION 6 - LIABILITY
                                ---------------------

     6.1  Indemnification
          ---------------

     Each Party (the "Indemnifying Party") shall indemnify and hold harmless the other Party (the "Indemnified Party"), and its officers, directors, agents and employees, from any and all liabilities, claims, demands, damages, settlements, losses and expenses (including attorneys' fees and costs) incurred in connection with any claim against the Indemnified Party based on any action or omission of the Indemnifying Party or its officers, directors, agents or employees related to the obligations of the Indemnifying Party under this Agreement.

     6.2  Consequential Damages
          ---------------------

     NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY, OR ANY PARENT, AFFILIATE, AGENTS OR EMPLOYEES THEREOF, BE LIABLE TO THE OTHER FOR ANY LOSS RESULTING FROM CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, INCLUDING LOSS OF PROFITS OR REVENUES, LOSS OF BUSINESS OPPORTUNITY, COST OF CAPITAL OR LOSS OF GOODWILL.


                           SECTION 7 - TERM AND TERMINATION
                           --------------------------------

     This Agreement shall have a term of one (1) year commencing on the Effective Date as set forth above, and the Parties may extend the term for an additional six (6) months by written agreement. This Agreement may be terminated by either Party only for cause after providing at least thirty
     (30) days prior written notice to the breaching Party. Such breaching Party shall be given an opportunity to cure the breach within said thirty
     (30) day period before the termination is effective.

     In the event of termination due to breach by COMPANY: (i) the Tests and related activities shall be promptly discontinued; (ii) COMPANY shall discontinue using the Imaging System for the remaining term of the Agreement; (iii) all Test Results and related proprietary information, including any copies thereof, shall be promptly delivered to VARIAN; and
     (iv) no refund shall be owed to COMPANY.

     In the event of termination due to breach by VARIAN: (i) the Tests and all related activities shall be promptly discontinued; (ii) the Imaging System shall be returned to VARIAN; and (iii) VARIAN will refund the fee paid by COMPANY pursuant to Paragraph 2.2.

     Each Party may retain a single copy of the Test Results completed prior to termination, subject to the confidentiality provisions of Section 3. Neither Party shall be responsible nor liable to the other Party for any costs associated with termination. Upon completion of the Test and/or expiration of the Agreement, the obligations of the Parties shall cease and COMPANY may freely dispose of the Imaging System, subject to the surviving terms of this Agreement. The provisions of Sections 3, 4, 5, 6 and 10 shall survive the termination of the Agreement.


                         SECTION 8 - NOTICES AND INSTRUCTIONS
                         ------------------------------------

     All notices and instructions given by either Party under this Agreement to the other shall be writing through each Party's authorized representative(s). Any such notice or instruction shall be delivered in person, by courier, overnight mail or facsimile to the address of the representative designated by the Party. The date of service of notice or instruction shall be that date on which the said notice or instruction is received.

          For VARIAN:                        For CompuMed, Inc.:

          Varian Associates, Inc.            CompuMed, Inc.
          Imaging Products                   1230 Rosecrans Ave., Suite 1000
          3075 Hansen Way, M/S K-313         Manhattan Beach, CA 90266
          Palo Alto, CA 94304                Attn.: Rod Raynovich
          Fax: (415) 855-7336                Fax: (310) 536-6128


                       SECTION 9 - RELATIONSHIP OF THE PARTIES
                      ---------------------------------------

     COMPANY shall perform the Tests hereunder as in independent contractor, retaining complete control over its personnel and operations, and conforming to all statutory requirements with respect to said employees, as well as providing all appropriate employee benefits.


                              SECTION 10 - GOVERNING LAW
                              --------------------------

     The terms and conditions of this Agreement shall be construed and governed by the substantive and procedural laws of the State of California.


                            SECTION 11 - ENTIRE AGREEMENT
                            -----------------------------

     This Agreement and the other instruments and agreements referred to in this Agreement constitute the entire understanding of the Parties and supersede all other agreements and understandings between them relating to the subject matter of this Agreement. All Exhibits to this Agreement shall be considered incorporated into and a part of this Agreement. In the event of any conflict between the terms of an Exhibit and the terms of the provisions of this Agreement, the terms of the provision of this Agreement shall prevail.

     This Agreement has been executed by duly authorized representatives of the Parties and has an Effective Date as indicated above.

     VARIAN ASSOCIATES, INC.                 COMPUMED, INC.
     Varian Imaging Products

     By: /s/ David L. Gilblom                 By: /s/ James Linesch
	-----------------------------	         ----------------------------
     Name:  David L. Gilblom                 Name:  James Linesch
     Title:  General Manager                 Title:  V.P., Chief Financial
                 				        Officer

     Date:  12/10/96                         Date:  11/21/96

                             ADDENDUM TO A.R.M. AGREEMENT


          1. Varian will grant exclusive worldwide marketing rights to CompuMed for the use of Varian amorphous silicon technology in the assessment of appendicular* bone mineral density, and computer-assisted arthritis detection, for a period of 3 years from the date of this agreement, with an option for a 2 year extension based on mutually satisfactory sales targets. CompuMed must have placed combined total orders with Varian for at least $250,000 in amorphous silicon panels on or before December 31,1998 to maintain these exclusive rights.

          2. Varian will make available to CompuMed a second amorphous silicon panel (w/electronics) at no additional charge for use at CompuMed's UMASS Medical Center testing facility.

          3. Varian agrees to provide CompuMed with 4x5" amorphous silicon panel assemblies and display circuitry (not to include correction circuitry) at a price not to exceed $3,000-$4,000 each, and 8x10" with similar electronics not to exceed $9,000 to $13,000 each. Due to custom development and low volumes, pricing for the first 50 panels will be as follows: up to $5,500 each for the 4x5" amorphous silicon panel assemblies and display circuitry (not to include correction circuitry), and 8x10" with similar electronics up to $15,000 each. The order must consist of 75% or greater 4x5" panels for the first 50.

          4. To maintain the exclusive marketing rights described above (in paragraph #1), CompuMed must place an order for 100 panels committing to a delivery schedule of 25 panels per quarter, with delivery starting by 2nd quarter 1998, 200 panels per year with quarterly shipments starting 2nd quarter 1999, and 300 panels per year with quarterly shipments starting 2nd quarter 2000.

          5. This agreement is based on CompuMed being able to arrange satisfactory lease financing for the A.R.M. equipment.

          6. CompuMed and Varian will work together to create mutually satisfactory press releases that describe the strategic relationship of CompuMed and Varian in developing what are hoped to be the first amorphous silicon detector-based bone densitometers, and automated arthritis detection devices.


          * "Appendicular" is defined for this agreement as legs, ankles and feet, and arms, wrists and hands.


      /s/ David  L. Gilblom 	12/10/96      /s/ James Linesch       11/21/96
     -----------------------------------     ---------------------------------
     For Varian Imaging Products  Date:      For CompuMed, Inc.          Date: